United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

       November 25, 2016 (November 18, 2016)

Date of Report (Date of earliest event reported)

International Seaways, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-37836-1

Commission File Number

Marshall Islands	98-0467117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 Third Avenue, 39th Floor

           New York, New York  10016

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The International Seaways, Inc. Management Incentive Compensation Plan (the “Management Plan”) and the International Seaways, Inc. Non-Employee Director Incentive Compensation Plan (the “Director Plan” and together with the Management Plan, the “Incentive Plans”), filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference, became effective on November 18, 2016 following adoption by the Board of Directors of International Seaways, Inc. (the “Company”) and approval by Overseas Shipholding Group, Inc., the Company’s sole shareholder.

The purpose of the Incentive Plans is to promote the interests of the Company and its shareholders by providing certain employees and members of the Board of Directors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Incentive Plans permit the Human Resources and Compensation Committee to grant to eligible employees and directors of the Company, as applicable, any of the following types of awards (or any combination thereof): cash incentive awards, nonqualified stock options, incentive stock options and other stock-based awards, including, without limitation, stock appreciation rights, phantom stock, restricted stock, restricted stock units, performance shares, deferred share units and share-denominated performance units. Subject to adjustment, the maximum number of shares of the Company’s common stock authorized for issuance is 2,000,000 shares under the Management Plan and 400,000 shares under the Director Plan.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	International Seaways, Inc. Management Incentive Compensation Plan
10.2	International Seaways, Inc. Non-Employee Director Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SEAWAYS, INC.
(Registrant)

Date: November 25, 2016	By	/s/ James D. Small III
		Name:	James D. Small III
		Title:	Senior Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	International Seaways, Inc. Management Incentive Compensation Plan
10.2	International Seaways, Inc. Non-Employee Director Incentive Compensation Plan